UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 14, 2008, Altera’s President, Chief Executive Officer and Chairman of the Board, John Daane voluntarily elected to enter into a termination of severance agreement (the “Termination Agreement”) with Altera. The Termination Agreement provides for the early termination of Mr. Daane’s severance agreement with Altera entered into as of March 13, 2006 (the “Severance Agreement”). The terms of the Severance Agreement did not call for its termination until November 30, 2010.

The description of the Termination Agreement contained herein is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The description of the Severance Agreement contained herein is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.26 to Altera’s Form 10-K for the fiscal year ended December 30, 2005 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1+	Termination of Severance Agreement dated March 14, 2008

+	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke
Vice President, General Counsel and Secretary

Dated: March 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1+	Termination of Severance Agreement dated March 14, 2008

+	Management contract or compensatory plan or arrangement